UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Aaron’s, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

The following notice will be sent to participants in the Aaron’s Inc. 401(k) Plan:
IMPORTANT NOTICE
     The enclosed proxy is being solicited by the Board of Directors of Aaron’s, Inc. for use at a Special Meeting of Shareholders to be held on December 7, 2010.
     Because you were a shareholder of record of the Aaron’s, Inc. Common Stock on the Record Date through your participation in the Aaron’s, Inc. 401(k) Plan, you are entitled to vote on the proposal to amend and restate Aaron’s, Inc. Amended and Restated Articles of Incorporation to effect a reclassification of each outstanding share of Common Stock into one share of Class A Common Stock and to rename the Class A Common Stock as “Common Stock,” to eliminate certain obsolete provisions relating to our prior dual-class common stock structure, and to amend the number of authorized shares to be 225,000,000 total shares (the aggregate of the current number of authorized shares of Common Stock and Class A Common Stock) (the “Capital Simplification” proposal).
     The text of the proposed Amended and Restated Articles of Incorporation that you are being asked to approve, marked to show changes to our current Amended and Restated Articles of Incorporation, is included as Appendix A of the enclosed Proxy Statement document.
     Holders of Aaron’s, Inc. Common Stock may cast one vote for each share of Common Stock they hold. If the Capital Simplification proposal is approved at the Special Meeting, both classes of common stock will be unified, and all shareholders of Aaron’s, Inc. will thereafter have the same voting rights.
Additional Information
You are urged to read the definitive proxy statement regarding the proposed conversion because it contains important information. You can obtain a free copy of the proxy statement, as well as other filings containing information about Aaron’s, without charge, at the Securities & Exchange Commission’s (“SEC”) internet site at www.sec.gov, and on the Investor Relations page of the Aaron’s web site at www.aaronsinc.com. Copies of the proxy statement and any filings with the SEC that are incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to the Corporate Secretary, Aaron’s, Inc., 309 East Paces Ferry Road, NE, Atlanta, Georgia 30305-2377, telephone (404) 231-0011.
The directors and executive officers of Aaron’s and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed conversion. Information regarding Aaron’s directors and executive officers is available in the proxy statement dated April 5, 2010 for the Annual Meeting of Shareholders held on May 4, 2010, which was filed with the SEC on April 2, 2010. Other information regarding any participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC.